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                                                                   Exhibit 10.20

                               REFERRAL AGREEMENT
                               ------------------

This Agreement is made as of October 24, 2001 (the "Effective Date"), between Ceridian Corporation, a Delaware Corporation, for itself and through its direct or indirect wholly owned subsidiaries including Powerpay.com Inc., a New Jersey corporation, and subsidiaries to potentially be formed to implement this Agreement (collectively, "Ceridian"); and USI Insurance Services Corporation, a Delaware Corporation, for itself and through its various subsidiaries (collectively, "USI").

Ceridian provides payroll processing services including integrated HRMS, and payroll tax filing services for businesses through itself and through Powerpay.com Inc., but for which the purposes of this Agreement shall exclude employee self-service services ("Payroll Services"); standalone tax filing services through itself and through Powerpay.com Inc. ("Standalone Tax Filing Services"); standalone check printing services ("Standalone Check Printing Services"); and standalone W-2 printing services ("Standalone W-2 Printing Services") to its customers (collectively "Ceridian Products and Services").

USI provides employer paid health insurance, employer paid welfare insurance, property insurance, casualty insurance, workers compensation insurance, bond and surety insurance coverage, non-qualified executive benefit plans services, life and disability insurance, risk management consulting services, and voluntary worksite marketing insurance products (as delivered through workplace counselors in either a standalone enrollment process or through employers' general benefits-wide enrollment processes) to its customers (collectively "USI Products and Services").

Ceridian and USI wish to form a business relationship whereby USI will refer prospective customers to Ceridian and whereby Ceridian will refer prospective customers to USI.

Now, therefore, the parties agree as follows:

1.   Referrals.
     ----------

     (a)  USI Referrals. Referrals for Ceridian Products and Services will be
          --------------
          sent to Ceridian from USI representatives on referral data sheets in a form to be agreed between the parties promptly following the Effective Date and as amended from time to time thereafter (including specification of the Ceridian Products and Services believed to be of interest) and shall be deemed "USI Prospects." Such referral data sheets shall be sent by fax, by mail, or by electronic mail to a designated Ceridian address; or by any other mutually agreeable method. Ceridian may reject a USI Prospect if (i) the USI Prospect is an existing customer of Ceridian; (ii) Ceridian has previously received a referral of that USI Prospect; or (iii) Ceridian has been in direct contact with the USI Prospect at any time during the two month period preceding the referral. If a USI Prospect accepted by

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          Ceridian purchases Payroll Services, Standalone Tax Filing Services,
          Standalone Check Printing Services, or Standalone W-2 Printing Services within seven months of the initial referral date pursuant to contract with Ceridian, then the USI Prospect will be deemed a "USI Eligible Customer." Nothing herein shall be construed to require USI to refer any particular USI customer to Ceridian or to require Ceridian to accept a USI Prospect or to provide services to a USI Prospect that would cause the USI Prospect to be deemed a USI Eligible Customer.

     (b)  Ceridian Referrals. Referrals for USI Products and Services will be
          -------------------
          sent to USI from Ceridian representatives on referral data sheets in a form to be agreed between the parties promptly following the Effective Date and as amended from time to time thereafter (including specification of the USI Products and Services believed to be of interest) and shall be deemed "Ceridian Prospects." Such referral data sheets shall be sent by fax, by mail, or by electronic mail to a designated USI address; or by any other mutually agreeable method. USI may reject a Ceridian Prospect if (i) the Ceridian Prospect is an existing customer of USI; (ii) USI has previously received a referral of that Ceridian Prospect; or (iii) USI has been in direct contact with the Ceridian Prospect at any time during the two month period preceding the referral. If a Ceridian Prospect accepted by USI purchases USI Products and Services within seven months of the initial referral date pursuant to contract with USI, then the Ceridian Prospect will be deemed a "Ceridian Eligible Customer." Nothing herein shall be construed to require Ceridian to refer any particular Ceridian customer to USI or to require USI to accept a Ceridian Prospect or to provide services to a Ceridian Prospect that would cause the Ceridian Prospect to be deemed a Ceridian Eligible Customer.

     (c)  Referral Cooperation. Ceridian and USI will each educate their sales
          ---------------------
          and support teams about the referral relationship established by this Agreement and about the products and services of the other, and will instruct such teams, as appropriate, to cooperate with the other when customers or prospects wish to explore purchase of the other party's products and services.

     (d)  Referral Issue Resolution Process. Ceridian and USI will each appoint
          ----------------------------------
          a representative to resolve referral process related issues, which representatives will have the authority to resolve referral process related conflicts at the sales representative level.

2.   USI Fees.
     ---------

     (a)  Payroll Services Fees. For purposes of this Agreement, "Payroll
          ----------------------
          Eligible Revenue" is the net revenue that Ceridian receives from an USI Eligible

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          Customer for fees charged for payroll processing, tax filing, direct deposit, check signing and stuffing, check reconciliation, management reports, and all integrated product, Source 500 repetitive fees. For purposes of this paragraph, "net revenue" shall be the repetitive service revenue received by Ceridian from a USI Eligible Customer, exclusive of applicable taxes; pass through charges such as courier charges; amounts which are subsequently discounted, credited, or refunded; tax filing float income; and services not described within Payroll Eligible Revenue. Ceridian will pay USI a fee equal to ten percent (10%) of Payroll Eligible Revenue received in the forty-eight months following commencement of Payroll Services by the USI Eligible Customer. Payments will be made on a quarterly basis within 45 days after the close of each calendar quarter during which Ceridian receives the Payroll Eligible Revenue. Payments will be accompanied by a report indicating the name and address of the USI Eligible Customer, the date of the referral, the service commencement date, the amount of the total Payroll Eligible Revenue, and the amount of the fee. Ceridian will have no obligation with respect to any referral not meeting the criteria set forth herein for payment of a fee, except as the parties may otherwise agree in writing prior to any such referral.

     (b)  Standalone Tax Filing Services Fees. For purposes of this Agreement,
          ------------------------------------
          "Standalone Tax Filing Eligible Revenue" is the net revenue that Ceridian receives from a USI Eligible Customer for fees charged for Standalone Tax Filing services. For purposes of this paragraph, "net revenue" shall be the repetitive service revenue received by Ceridian from a USI Eligible Customer, exclusive of applicable taxes; pass through charges such as courier charges; amounts which are subsequently discounted, credited, or refunded; tax filing float income; and services not described within Standalone Tax Filing Eligible Revenue. Ceridian will pay USI a fee equal to twenty percent (20%) of Standalone Tax Filing Eligible Revenue received in the first twelve months following commencement of Standalone Tax Filing Services by the USI Eligible Customer; and fifteen percent (15%) of Standalone Tax Filing Eligible Revenue received in the thirteenth through forty-eighth months following commencement of Standalone Tax Filing Services by the USI Eligible Customer. Payments will be made on a quarterly basis within 45 days after the close of each calendar quarter during which Ceridian receives Standalone Tax Filing Eligible Revenue. Payments will be accompanied by a report indicating the name and address of the USI Eligible Customer, the date of the referral, the service commencement date, the amount of the Standalone Tax Filing Eligible Revenue, and the amount of the fee. Ceridian will have no obligation with respect to any referral not meeting the criteria set forth herein for payment of a fee, except as the parties may otherwise agree in writing prior to any such referral.

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     (c)  Standalone Check Printing Services Fees. For purposes of this
          ----------------------------------------
          Agreement, "Standalone Check Printing Eligible Revenue" is Ceridian's gross profit from provision of the Standalone Check Printing Services, which is defined as the difference between (i) the fee that Ceridian receives from the USI Eligible Customer, exclusive of applicable taxes, and pass through charges such as courier charges, for the provision of such services, and (ii) the fee that Ceridian pays to third party suppliers in connection with Ceridian's provision of such services to the USI Eligible Customer. Ceridian will pay USI a fee equal to twenty-five percent (25%) of Standalone Check Printing Eligible Revenue received in the first twelve months following commencement of Standalone Check Printing Services by the USI Eligible Customer; twenty percent (20%) of Standalone Check Printing Eligible Revenue received in the thirteenth through twenty-fourth months following commencement of Standalone Check Printing Services by the USI Eligible Customer; fifteen percent (15%) of Standalone Check Printing Eligible Revenue received in the twenty-fifth through thirty-sixth months following commencement of Standalone Check Printing Services by the USI Eligible Customer; and ten percent (10%) of Standalone Check Printing Eligible Revenue received in the thirty-seventh through forty-eighth months following commencement of Standalone Check Printing Services by the USI Eligible Customer. Payments will be made on a quarterly basis within 45 days after the close of each calendar quarter during which Ceridian receives Standalone Check Printing Eligible Revenue. Payments will be accompanied by a report indicating the name and address of the USI Eligible Customer, the date of the referral, the service commencement date, the amount of Check Printing Eligible Revenue, and the amount of the fee. Ceridian will have no obligation with respect to any referral not meeting the criteria set forth herein for payment of a fee, except as the parties may otherwise agree in writing prior to any such referral.

     (d)  Standalone W-2 Printing Services Fees. For purposes of this Agreement,
          --------------------------------------
          "Standalone W-2 Printing Eligible Revenue" is the net revenue that Ceridian receives from a USI Eligible Customer for fees charged for Standalone W-2 Printing Services. For purposes of this paragraph, "net revenue" shall be the revenue received by Ceridian from a USI Eligible Customer, exclusive of applicable taxes; pass through charges such as courier charges; amounts which are subsequently discounted, credited, or refunded; and services not described within Standalone W-2 Printing Eligible Revenue. Ceridian will pay USI a fee equal to twenty-five percent (25%) of Standalone W-2 Printing Eligible Revenue received in the first twelve months following commencement of Standalone W-2 Printing Services by the USI Eligible Customer; twenty percent (20%) of Standalone W-2 Printing Eligible Revenue received in the thirteenth through twenty-fourth months following commencement of Standalone W-2 Printing Services by the USI Eligible Customer; fifteen percent

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          (15%) of Standalone W-2 Printing Eligible Revenue received in the twenty-fifth through thirty-sixth months following commencement of Standalone W-2 Printing Services by the USI Eligible Customer; and ten percent(10%) of Standalone W-2 Printing Eligible Revenue received in the thirty-seventh through forty-eighth months following commencement of Standalone W-2 Printing Services by the USI Eligible Customer. Payments will be made on a quarterly basis within 45 days after the close of each calendar quarter during which Ceridian receives Standalone W-2 Printing Eligible Revenue. Payments will be accompanied by a report indicating the name and address of the USI Eligible Customer, the date of the referral, the service commencement date, the amount of Standalone W-2 Printing Eligible Revenue, and the amount of the fee. Ceridian will have no obligation with respect to any referral not meeting the criteria set forth herein for payment of a fee, except as the parties may otherwise agree in writing prior to any such referral.

3.   Ceridian Fees. For purposes of this Agreement, "USI Products and Services
     --------------
     Eligible Revenue" is the net commissions or fees that USI receives as a result of sales of USI Products and Services to a Ceridian Eligible Customer. For purposes of this paragraph, "net commissions or fees" shall be the commissions or fees received by USI on account of a Ceridian Eligible Customer calculated net of amounts paid to outside producers and exclude contingent commissions, interest income, and return commissions due as a result of cancellations and reductions of coverage. For each USI Product and Service which a Ceridian Eligible Customer purchases from USI, USI will pay Ceridian a fee equal to ten percent (10%) of the USI Products and Services Eligible Revenue related to such USI Product or Service received in the first twelve months following commencement of such USI Product or Service by the Ceridian Eligible Customer; provided, however, that, the ten percent (10%) payment to Ceridian referred to above will increase to twenty percent (20%) after the first twelve months of this Agreement; provided further, however, that if by December 31, 2001, the parties have not successfully negotiated a definitive agreement for the provision of outsourcing services by Ceridian to USI in connection with USI's Cobra, FSA, and 401(k) services (together with a referral agreement related to such services), the reference to "ten percent (10%)" in this sentence shall be deemed to be "twenty percent (20%)" and the reference to "increase to" shall be deemed to be "remain at". For each USI Product and Service which a Ceridian Eligible Customer purchases from USI, USI will pay Ceridian a fee equal to fifteen percent (15%) of the USI Products and Services Eligible related to such USI Product or Service received in the thirteenth through forty-eighth month following commencement of such USI Product or Service by the Ceridian Eligible Customer. Payments will be made on a quarterly basis within 45 days after the close of each calendar quarter during which USI receives the USI Product and Service Eligible Revenue. Payments will be accompanied by a report indicating the name and address of the Ceridian Eligible Customer, the date of the referral, the USI Product(s) or Service(s) sold,

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     the service commencement date, the amount of the USI Products and Services
     Eligible Revenue, and the amount of the fee. USI will have no obligation with respect to any referral not meeting the criteria set forth herein for payment of a fee, except as the parties may otherwise agree in writing prior to any such referral.

4.   Marketing Activities. The parties will create and provide marketing
     ---------------------
     materials to support referral activity. The level of participation and responsibility of the parties will be agreed from time to time, including joint collateral development, joint marketplace/tradeshow presence, mutual sponsorship of events, presence at the other party's sales conferences or other events or conferences, among other potential marketing efforts collectively undertaken by the parties. Unless otherwise agreed in writing between the parties, each party will bear its own expenses incurred in marketing activities supporting the referral relationship. Neither party shall distribute any marketing materials (including advertisements, promotional brochures, user guides, press releases, public announcements, web pages, web banners, metatags, or other notices in printed or electronic form) without the prior approval of the other party whenever such materials contain a reference to the other party, the other party's products or services, or the other party's proprietary logos, trademarks or service marks. Neither party shall, pursuant to this Agreement or otherwise, have or acquire any right, title or interest in or to the other party's trademarks or trade names. Each party's use of the other party's trademarks shall be pursuant to the other party's trademark policies and procedures in effect from time to time. Neither party shall have the right to use any trademark of the other party except to refer to the other party's products or services in accordance with the provisions of this Agreement.

5.   Interface Integration. The parties will work together to develop, as soon
     ----------------------
     as reasonably practicable given each party's available technical resources, any data interfaces jointly determined by them to be necessary to implement the parties' mutual success under this Agreement. Each party will be responsible for its interface development costs. The parties shall jointly own the interfaces developed pursuant to this paragraph, which interfaces shall be used solely for furthering the purposes of this agreement.

6.   Term. The term of this Agreement shall commence on the Effective Date and,
     -----
     unless terminated pursuant to the provisions of Section 7(a)-(d), continue in effect until October 31, 2006 (the "Initial Term"). Thereafter, the Agreement shall continue in effect until terminated pursuant to the provisions of Section 7.

7.   Termination. This Agreement may be terminated by either party under any of
     ------------
     the following provisions:

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     (a)  by either party if the other party is in material default under this agreement and such material default has not been cured within sixty
          (60) business days of written notice;

     (b) by Ceridian if USI ceases to exist, or sells substantially all of its assets, or is a party to any merger, consolidation, reorganization, exchange of stock or assets, unless USI is the surviving corporation;

     (c) by USI if Ceridian ceases to exist, or sells substantially all of its assets, or is a party to any merger, consolidation, reorganization, exchange of stock or assets, unless Ceridian is the surviving corporation;

     (d) by either party if any voluntary or involuntary case, action or proceeding is commenced or filed by or against the other party under any bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect; or a custodian, receiver, trustee, assignee for the benefit of credits generally (or other similar official) is appointed to take possession, custody or control of all or a substantial portion of the property of such party;

     (e) following the Initial Term, by either party upon not less than four months' prior written notice of termination.

8.   Obligations Upon Expiration or Termination. Upon termination or expiration
     -------------------------------------------
     of this Agreement for any reason, each party agrees:

     (a) to immediately remove all hyperlinks and all references, marks and content belonging to the other party between its website(s) and the other party's website(s), and on all customer documentation related to this Agreement;

     (b) to destroy or return to the other party any of the other party's marketing, advertising or other materials embodying or containing the other party's trademarks, service marks, or content and certify to the other party that such marketing, advertising or other materials, and all copies thereof, have been returned to such party or destroyed;

     (c) to comply with the provisions of Sections 2 and 3 (Fees), Section 9 (Audits), Sections 12 and 13 (Indemnification), Section 14 (Limitation of Liability), Section 15 (Confidentiality), and Section 19 (Publicity); and

     (d) to comply with existing service agreements with each party's respective customers according to the terms and subject to the conditions specified in the existing agreements with the customers.

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9.   Audits. Each party will maintain records of all activities subject to
     ------
     payments pursuant to this Agreement. Each party shall allow the other party and its representatives, including independent certified public accounting firms designated by the other party to have access, at a mutually agreed upon time during normal business hours, to the records and books of account that relate solely to the Agreement for the purpose of determining whether the appropriate payments have been made under this Agreement. Such audits may not be required more often than once every calendar year and shall relate only to the shorter period of (a) the previous twenty-four months and (b) the previous twenty-four months less any previously audited period. If any such audit properly determines a discrepancy of greater than five percent (5%), the audited party shall pay the fees of the auditing party, together with any fees due.

10.  Restrictions.
     -------------

     (a) Ceridian agrees that, during the term of this Agreement, it shall not offer services substantially similar to any of the USI Products and Services or enter into any referral agreement with a third party for provision of services substantially similar to the USI Products and Services. Specifically excluded from the preceding sentence shall be
          (i) agreements currently existing between Ceridian and third parties as disclosed on Schedule 10(a)(i); and (ii) any customers brought to Ceridian by a current or subsequent referral or alliance partner. Upon written notice from Ceridian, the first sentence of this section shall become void and of no effect if any of the milestone targets described on Schedule 10(a) are not achieved.

     (b) USI agrees that, during the term of this Agreement, it shall not offer services substantially similar to any of the Ceridian Products and Services or enter into any referral agreement with a third party for provision of services substantially similar to the Ceridian Products and Services. Specifically excluded from the preceding sentence shall be any customers brought to USI by a current or subsequent referral or alliance partner. Upon written notice from USI, the first sentence of this section shall become void and of no effect if any of the milestone targets described on Schedule 10(b) are not achieved.

     (c) USI agrees that, during the term of this Agreement, it shall not without Ceridian's written permission offer COBRA administration, flexible spending account administration, retirement plan administration, or employee benefit enrollment self-service services to any Ceridian Prospects. Likewise, Ceridian agrees that, during the term of this Agreement, it shall not without USI's written permission offer COBRA administration, flexible spending account administration, retirement plan

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          administration, or employee benefit enrollment self-service services to any USI Prospects.

     (d) Except as stated in Sections 10(a), 10(b), and 10(c), the business relationship between the parties shall be non-exclusive and shall not restrict either party from doing business with any third party.

11.  Independent Contractor Relationship. This Agreement is not intended to nor
     ------------------------------------
     does it constitute or create a joint venture, partnership, or other relationship of any kind except as specifically described in this Agreement. Neither party shall have authority to bind the other. Each party shall be and remain an independent contractor and shall be solely responsible for all its employees and other obligations arising in respect of its performance of obligations under this Agreement. Except for any representations that may be contained in any web page or promotional materials that may be prepared jointly and agreed to by both parties, neither party shall be authorized to make representations to any third party regarding the other party or its products or services.

12.  Indemnification by Ceridian. Ceridian shall indemnify, defend and hold
     ----------------------------
     harmless USI from and against any and all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, levies, assessments and claims and demands of every kind or nature, including legal costs and attorneys fees, made by or on behalf of any party, person or governmental authority, arising out of or resulting from the inaccuracy or breach of any representation or warranty of Ceridian contained in this Agreement; any breach or default by Ceridian of any covenant, obligation or agreement of Ceridian contained in this Agreement; or any negligent, willful, fraudulent or dishonest act or omission of Ceridian or its agents or employees.

13.  Indemnification by USI. USI shall indemnify, defend and hold harmless
     -----------------------
     Ceridian from and against any and all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, levies, assessments and claims and demands of every kind or nature, including legal costs and attorneys fees, made by or on behalf of any party, person or governmental authority, arising out of or resulting from the inaccuracy or breach of any representation or warranty of USI contained in thus Agreement; any breach or default by USI of any covenant, obligation or agreement of USI contained in this Agreement; or any negligent, willful, fraudulent or dishonest act or omission of USI or its agents or employees.

14.  Limitation of Liability. Neither party shall be liable to the other for any
     ------------------------
     loss of profits or any special, incidental or consequential damages even if it has knowledge of the possibility of such potential loss or damage.

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15.  Confidentiality.
     ----------------

     (a) References in this Section to the "disclosing party" shall mean the party which discloses its own Confidential Information (defined below) to the other party, and the "recipient party" shall mean the party receiving such Confidential Information.

     (b) The parties agree that it is the obligation of the recipient party to maintain the confidentiality of information provided by the disclosing party in connection with this Agreement. The parties shall treat as strictly confidential, and shall not use, disclose or permit to be used or disclosed at any time; except as specifically permitted in writing by the disclosing party, proprietary or confidential information of the disclosing party or that of its parent, affiliates, or subsidiaries, whether the recipient party has such information in its memory or it is embodied in writing, electronic or other physical form. Confidential or proprietary information shall include any information of the disclosing party, its parent, affiliates, or subsidiaries such as, without limitation, any development, sales, financial or accounting procedures, accounts, operations, techniques, methods, business plans, trade secrets, any and all information regarding the disclosing party's business or how the disclosing party does business or other property belonging to the disclosing party ("Confidential Information"). The recipient party shall promptly advise the disclosing party in writing of any unauthorized use or disclosure of Confidential Information. Each party agrees to maintain and cause its employees, agents, contractors, subsidiaries and subcontractors to maintain the terms and conditions of this Agreement strictly confidential, and not to disclose same to any third party, except as expressly permitted in writing by the disclosing party. Each party agrees that its officers, directors, employees, agents, contractors, subsidiaries and subcontractors shall abide by the terms of this paragraph and that the recipient party shall be liable for any unauthorized use or disclosure of Confidential Information by any such person.

     (c) Each party shall limit the dissemination of the Confidential Information within its own organization, including its parent, affiliate, subsidiary or successor in interest, or within any subcontractors, to such individuals whose duties justify the need to know the Confidential Information.

     (d) Confidential Information shall not include information that: (i) is authorized by the disclosing party in writing to be disclosed; (ii) is or becomes publicly available through no fault of the recipient party or any of the recipient party's directors, officers, employees, agents, contractors, subsidiaries or subcontractors; or (iii) is independently developed by the recipient party without any use or knowledge of the Confidential Information.

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     (e)  If any Confidential Information is required to be disclosed by law, the recipient party shall promptly notify the disclosing party prior to disclosing such Confidential Information unless prohibited by the terms of such legal requirement.

     (f) Upon written request following the termination of this Agreement, the recipient party shall promptly return to the disclosing party all Confidential Information, including all materials, data, forms, and all other materials and information provided by the disclosing party. That portion of the Confidential Information which is copied or stored in electronic form will be promptly deleted or destroyed upon the disclosing party's request, such destruction to be confirmed in writing to the disclosing party.

     (g) A recipient party recognizes that the disclosing party's Confidential Information is of a special, unique, extraordinary and intellectual character, which gives it peculiar value, the loss of which may not be reasonably or adequately compensated in damages in any action at law and that a breach by the recipient party of this Agreement may cause the disclosing party irreparable injury and damage. A recipient party agrees that the disclosing party shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by the recipient party without the necessity of proving damages and that the disclosing party shall not be required to post bond or any other form of guarantee as a condition of such relief. This provision shall not, however, be construed as a waiver of any rights which the disclosing party may have for damages or otherwise, nor shall it limit in any way any other remedies which may result from the breach of this Agreement.

16.  Representations and Warranties. Each party represents and warrants to the
     -------------------------------
     other that in performing its obligations under this Agreement it shall comply with all applicable federal, state and local laws and regulations, and that it is free of any contractual or legal obligations that would prevent it from entering into this Agreement.

17.  Insurance Sales Activities. The parties state their intention that no
     ---------------------------
     activity contemplated hereunder is to be construed as the sale of insurance by Ceridian in violation of any applicable statute, rule, or regulation. Each of the parties reserves the right, in its reasonable discretion but following consultation with the other party, to take any action designed to effectuate the intention stated in the preceding sentence, and the parties agree to cooperate with each other in any action reasonably deemed necessary by a party to effectuate such stated intention.

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18   Force Majeure. Neither party shall be liable or deemed to be in default for
     --------------
     any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly from acts of God, or any causes beyond the reasonable control of such party.

19.  Publicity. Neither USI nor Ceridian shall undertake any advertising,
     ----------
     promotional disclosures, press releases or other public announcements, regarding or related to this Agreement, without prior written approval of the other party; provided, however, that neither party shall be prohibited hereby from making disclosures to the extent required by law.

20.  Notices. All notices given under this Agreement shall be in writing and
     --------
     delivered or transmitted by fax or mail to the address set forth below or such other address as a party may from time to time specify in writing to the other party, and shall be deemed effective upon the earlier of receipt by the sending party of confirmation of receipt of fax, or receipt by recipient. The addressees to which notice are initially to be sent are as follows:

     If to Ceridian to:

     Ceridian Corporation
     President
     Ceridian Employee/Employer Services
     5301 Maryland Way, Suite 301
     Brentwood, TN 37027
     Fax: (615) 376-6940

     with a copy to:

     Ceridian Corporation
     Senior Vice President, Transactions
      and Legal Services
     Ceridian Employer/Employee Services
     3311 East Old Shakopee Road
     Minneapolis, MN 55425
     Fax: (952) 853-5357

     If to USI to:

     USI Insurance Services Corporation
     President and Chief Operating Officer
     50 California Street, 24th Floor
     San Francisco CA 94111
     Fax: (415) 983-1000
     with a copy to:

     USI Insurance Services Corporation
     Senior Vice President and General Counsel
     50 California Street, 24/th/ Floor
     San Francisco CA 94111
     Fax: (415) 837-1650

21.  Attorneys' Fees. In the event of litigation or arbitration between the
     ----------------
     parties concerning this Agreement, the prevailing party will be entitled to recover reasonable costs and expenses incurred in the litigation or arbitration, and any appeal therefrom, including costs, reasonable attorneys' fees and reasonable experts' fees.

22.  Governing Law. This Agreement shall be governed by the laws of the State of
     --------------
     Delaware, without reference to its conflict or choice of law principles.

23.  Non-Assignment. Neither this Agreement, nor any rights or obligations in
     ---------------
     this Agreement, shall be assigned or otherwise transferred by either party without the written consent of the other party, which consent shall not be unreasonably withheld. If any assignment is made, by operation of law or otherwise, in violation of this provision, then this Agreement shall terminate.

24.  Amendment. No modification of this Agreement shall be valid unless set
     ----------
     forth in writing and signed by both parties.

25.  Counterparts. This Agreement may be executed in any number of counterparts
     -------------
     and by facsimile, each one of which shall be an original and all of which shall constitute one and the same document.

26.  Entire Agreement. This Agreement constitutes the entire agreement between
     -----------------
     the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed and delivered this Agreement as of the Effective Date.

CERIDIAN CORPORATION


By: /s/ Illegible
   -----------------------
Name: Illegible
     ---------------------
Its: President
    ----------------------


USI INSURANCE SERVICES CORPORATION


By: /s/ Bernard Mizel
   -----------------------
Name: Bernard Mizel
     ---------------------
Its: CEO
    ----------------------
                                       14